MASTER SECURITY AGREEMENT
To:	Queequeg Partners, L.P., as Agent
299 Park Avenue
New York, NY 10171

Date:	As of April 27, 2006

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), a21 Inc., a Texas corporation (“a21”) and Superstock, Inc., a Florida corporation (individually a “Company” and collectively the “Companies”), and each other entity that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to Queequeg Partners, L.P. (“Queequeg”), as agent (Queequeg or any successor agent appointed pursuant to the Securities Purchase Agreement (as defined below), the “Agent”) for itself and as agent for other Purchasers (as defined in the Securities Purchase Agreement) a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those currently in effect among such Assignor’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, all commercial tort claims set forth on Schedule A (as may be supplemented), trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor; provided, that, the Collateral shall not include Excluded Property (as defined below).

“Excluded Property” shall mean

(a) any permit or license issued by the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government to any Assignor or any agreement to which any Assignor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any law applicable thereto: (i) validly prohibit the creation by such Assignor of a security interest in such permit, license or agreement in favor of the Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law or (ii) would result in a breach or termination pursuant to the terms of, or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions);

(b) equipment owned by any Assignor on the date hereof or hereafter acquired that is subject to an Encumbrance securing purchase money indebtedness or a capital lease permitted to be incurred pursuant to the provisions of the Securities Purchase Agreement to the extent, but only so long as, the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money indebtedness or capital lease) validly prohibits the creation of any other Encumbrance on such equipment;

(c) the voting equity interests in any foreign subsidiary in excess of 65% of the voting equity interests of such foreign subsidiary;

(d) any “intent to use” applications for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051(b), unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) and 1(d) of said Act has been properly filed and filing accepted by the Patent and Trademark Office, to the extent that any assignment of an “intent to use” application prior to such filing would violate the Lanham Act, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral; and

(e) the leasehold rights for the lease of a21’s offices in Jacksonville, Florida.

In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and has obtained a written commitment from an unrelated third party financing source to finance such equipment to the extent such financing is not prohibited under the Securities Purchase Agreement and, so long as no Event of Default has occurred and is continuing, Agent shall release or, if permitted to do so by such third party source, subordinate its security interest on such hereafter acquired equipment so financed by such third party financing source if required by such third party financing source.

Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Securities Purchase Agreement. All items of Collateral which are defined in the UCC (as defined below) shall have the meanings set forth in the UCC. For purposes hereof, the term "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Master Security Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

2. The term “Obligations” as used herein shall mean and include all existing and future debts, liabilities and obligations (of any kind whatsoever, whether now existing or in the future created, direct or indirect or contingent or non-contingent owing by any Assignor to Agent or Purchasers arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Agent (as may be amended, modified, restated or supplemented from time to time (the “Securities Purchase Agreement”) and (ii) the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed by the Company or its Subsidiaries in connection with the Documents or any documents, instruments or agreements referred to therein including, without limitation, principal, interest, reasonable expenses (but only to the extent such expenses are required to be paid by any Company under the terms and conditions of the Documents), amounts that Agent may advance or spend for the maintenance or preservation of Collateral, any other amounts that Agent is authorized to advance under the Master Security Agreement or any other Document and any indemnity obligations of any Assignor under any Document.

3. Each Assignor hereby jointly and severally represents, warrants and covenants to Agent and the Purchasers that:

(a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on Schedule B, and each Assignor will provide Agent ten (10) days’ prior written notice of any change in any of its respective jurisdiction of formation and, at Assignor’s expense, prior to such change take all actions reasonably requested by Agent to maintain the perfection and priority of Agent’s liens in any Collateral including, without limitation providing lien searches and filing UCC1 financing statements and UCC-3 amendments as Agent may request;

(b) its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule B, and it will provide Agent ten (10) days’ prior written notice of any change in its legal name and, at Assignor’s expense, prior to such change take all actions reasonably requested by Agent to maintain the perfection and priority of Agent’s liens in any Collateral, including, without limitation, providing lien searches and filing UCC-1 financing statements and UCC-3 amendments as Agent may request;

(c) its organizational identification number (if applicable) is as set forth on Schedule B hereto, and it will provide Agent ten (10) days’ prior written notice of any change in its organizational identification number;

(d) it is the lawful owner of its Collateral (subject to Section 4.9 of the Securities Purchase Agreement and any leases or licenses with respect to such Collateral) and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e) subject to Section 4.9 of the Securities Purchase Agreement, it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except Permitted Encumbrances. The term “Permitted Encumbrances” as used herein shall mean:

(i) inchoate Encumbrances for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Encumbrances for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles (“GAAP”) which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Encumbrance;

(ii) Encumbrances in respect of property of any Assignor imposed by applicable law, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ liens and other similar Encumbrances, and (i) which do not in the aggregate materially detract from the value of the property of the Assignors, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Assignors, taken as a whole and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Encumbrance;

(iii) any Encumbrance in existence on the Closing Date and set forth on Schedule 3(e) hereto and any Encumbrance granted as a replacement or substitute therefor; provided that any such replacement or substitute Encumbrance does not secure an aggregate amount of indebtedness, if any, greater than that secured on the Closing Date and does not encumber any property other than the property subject thereto on the Closing Date;

(iv) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property owned by an Assignor, whether now or hereafter in existence, not (i) individually or in the aggregate materially impairing the value or marketability of such real property or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Assignor at such real property;

(v) Encumbrances arising out of judgments, not resulting in an Event of Default;

(vi) Encumbrances (x) imposed by applicable law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(vii) leases of the properties of any Assignor, so long as such leases are subordinate in all respects to the Encumbrances granted and evidenced by the Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Assignor or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(viii) Encumbrances arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Assignor in the ordinary course of business in accordance with the past practices of such Assignor to the extent such arrangements are not prohibited under the terms and conditions of the Documents;

(ix) Encumbrances securing indebtedness incurred pursuant to Section 6.22(D)(i)(C) of the Securities Purchase Agreement, provided that any such Encumbrances attach only to the property being financed pursuant to such indebtedness and do not encumber any other property of any Company;

(x) bankers’ liens, rights of setoff and other similar Encumbrances existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Assignor, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(xi) Encumbrances on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Assignor to the extent permitted under the Documents (and not created in anticipation or contemplation thereof); provided that such Encumbrances do not extend to property not subject to such Encumbrances at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Encumbrance;

(xii) Encumbrances granted pursuant to the Documents to secure the Obligations;

(xiii) licenses of intellectual property granted by any Assignor in the ordinary course of business on arms-length terms and not interfering in any material respect with the ordinary conduct of business of the Assignors;

(xiv) the filing of UCC financing statements or financing statements or financing change statements solely as a precautionary measure in connection with leases or consignment of goods;

(xv) Encumbrances securing Indebtedness incurred pursuant to Sections 6.22(d)(i)(D), 6.22(d)(i)(E) and 6.22(d)(i)(F) of the Securities Purchase Agreement; and

(xvi) Encumbrances with respect to obligations that do not in the aggregate exceed $100,000 at any time outstanding.

(f) it will keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;

(g) maintain insurance in accordance with Section 6.18 of the Securities Purchase Agreement. Assignor shall provide evidence of insurance upon request reasonably satisfactory to Agent. The policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice (or, in the event of cancellation for non-payment, 10 days) to Agent in the event of any cancellation, amendment, modification or non-renewal of any such policy. If an Event of Default has been declared by Agent and is then continuing, Agent shall have the exclusive right to settle and adjust all insurance claims relating to any casualty or loss and may, in its sole discretion, apply the proceeds of any casualty and loss insurance against the Obligations in accordance with the terms and conditions of the Documents.

(h) the Perfection Certificate executed by each Assignor is true, correct and complete;

(i) the only pending commercial tort claims that have been asserted in writing by any Assignor are set forth on the attached Schedule A and if an Assignor at any time asserts a commercial tort claim for damages exceeding $250,000, it shall promptly notify Agent in writing of the specific details of that claim including any pleading describing that claim, and, if requested by Agent in writing, execute a supplement to Schedule A specifically describing that claim so that the claim is included as Collateral under this Master Security Agreement, to Agent’s reasonable satisfaction;

(j) if requested by Agent in writing, it will deliver to Agent originals of any notes, stock certificates, instruments or chattel paper owned by such Assignor; and

(k) it will provide to Agent 30 days written notice prior to acquiring any real property having a fair market value in excess of $500,000 and, so long as such real property is not or will not be otherwise subject to a mortgage, at its expense, take all actions and execute all documents requested by Agent in writing to provide to Agent, for the benefit of the Purchasers a duly perfected first priority mortgage on such property.

4. The occurrence of an Event of Default under and as defined in the Notes (as defined in the Securities Purchase Agreement) shall constitute an “Event of Default” under this Master Security Agreement.

5. Upon the occurrence and continuance of any Event of Default, Agent may, at the direction of the Required Purchasers (as defined in the Securities Purchase Agreement) declare all Obligations immediately due and payable and Agent shall have the remedies of a secured party provided in the UCC, this Agreement and other applicable law. Upon the occurrence and continuance of any Event of Default, Agent, at the direction of Required Purchasers, will have the right to take possession of the Collateral and to maintain such possession on any Assignor’s premises or to remove the Collateral or any part thereof to such other premises as Agent may desire. Upon Agent’s request, each Assignor shall assemble or cause the Collateral to be assembled and make it available to Agent at a place designated by Agent. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Assignor either at such Assignor’s address shown herein or at any address appearing on Agent’s records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Agent to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds shall be applied by Agent toward the payment of the Obligations in order provided for in the Securities Purchase Agreement. To the extent that applicable law imposes upon Agent duties to exercise remedies in a commercially reasonable manner, Assignor acknowledges that it is not commercially unreasonable if Agent: (a) sells the Collateral without giving any warranties as to the Collateral or Agent specifically disclaims any warranties of title or the like, (b) fails to obtain any required third party or government consent for access to the Collateral to be sold or for the collection or disposition of the Collateral, (c) hires or does not hire collectors, brokers, investment bankers, auctioneers, liquidators, professionals or others to assist, or manage, the collection or disposition of the Collateral, (d) conducts sales using the internet or (e) disposes of the Collateral in wholesale rather than retail markets. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Agent sells any of the Collateral upon credit, Assignors will be credited only with payments actually made by the buyer, received by Agent and applied to the Obligations. In the event the buyer fails to pay for the Collateral, Agent may resell the Collateral. If Agent purchases any of the Collateral being sold, Agent may pay for the Collateral by crediting some or all of the Obligations.

6. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor’s part to be performed or fulfilled under or pursuant to this Master Security Agreement and such default is continuing, Agent may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand.

7. Each Assignor appoints Agent, any of Agent’s officers, employees or any other person or entity whom Agent may designate as such Assignor’s attorney, with power to execute such documents in each such Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor’s behalf; to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); following the occurrence and during the continuance of an Event of Default, to sign such Assignor’s name on public records; and to endorse an Assignor’s name on checks, to send notices and to settle collections in Assignor’s name and to do all other things Agent deems reasonably necessary to carry out this Master Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations (other than contingent indemnity Obligations that have not been asserted by Agent or any Purchaser) remains unpaid.

8. No delay or failure on Agent’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatsoever shall be valid unless in writing, signed by Agent and then only to the extent therein set forth, and no waiver by Agent of any default shall operate as a waiver of any other default or of the same default on a future occasion. Agent shall have the right to enforce any one or more of the remedies available to Agent, successively, alternately or concurrently including the right to collect against any Assignor without first executing on any Collateral. Agent has no obligation to marshal any assets in favor of any Assignor, or against or in payment of any Obligations. Each Assignor agrees to join with Agent in executing such documents or other instruments in form reasonably satisfactory to Agent and in executing such other documents or instruments as may be reasonably required or deemed necessary by Agent for purposes of affecting or continuing Agent’s security interest in the Collateral.

9. This Master Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such state and cannot be terminated orally. This Master Security Agreement and all rights and obligations hereunder shall be binding upon the Assignors and their respective successors and assigns, and shall inure to the benefit of the Agent, the Purchasers and each of their respective successors and assigns.

10. Each Assignor hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and Agent, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that Agent and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude Agent, to the extent necessary, from bringing suit or taking other legal action in any other jurisdiction to collect the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.

THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT AND/OR ANY PURCHASER AND/OR ANY ASSIGNOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS MASTER SECURITY AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

11. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance reasonably satisfactory to Agent, (y) delivering supplements to such exhibits and annexes to such Documents as Agent shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to Agent and with all documents and actions required above to be taken to the reasonable satisfaction of Agent.

This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

12. All notices from Agent to any Assignor shall be sufficiently given if mailed or delivered to such Assignor’s address set forth below or as subsequently changed by Assignor in a written notice delivered to Agent in accordance with Section 10 hereof.

13. Agent agrees, following the indefeasible payment in full of all Obligations (other than contingent indemnity Obligations that have not been asserted by Agent or any Purchaser), and so long as neither the Agent nor the Purchaser have any duty to extend any additional credit under the terms of the Documents, at Assignors’ expense, to promptly take all reasonable actions and to deliver any documents and certificates which are reasonably requested in writing by any Assignor to reflect the termination of the obligations of any Assignor under this Master Security Agreement, including without limitation the delivery of letters authorizing the termination of any UCC-1 financing statements filed by Agent pursuant to this Master Security Agreement with respect to the Collateral. Notwithstanding the foregoing, this Master Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Assignor for liquidation or reorganization, should any Assignor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Assignor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. Each Assignor agrees to execute any further documents, and to take any further actions, reasonably requested by Agent to evidence or perfect the security interest granted herein, to maintain the first priority of the security interests (subject only to Permitted Encumbrances), or to effectuate the rights granted to Agent herein or obtain the full benefits of this Master Security Agreement

15. In this Master Security Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” herein authorizes any sale, transfer, or other disposition of any Collateral by Assignors; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.”

16. If any term of this Master Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Master Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Master Security Agreement as of the date and year first above written.

Very truly yours,

a21, INC.

By: /s/ Tom Costanza Name: Tom Costanza Title: VP CFO

Address: 7660 Centurian Parkway Jacksonville, FL 32256

SUPERSTOCK, INC.

By: /s/ Tom Costanza Name: Tom Costanza Title: EVP CFO

Address: 7660 Centurian Parkway Jacksonville, FL 32256

ACKNOWLEDGED:

QUEEQUEG PARTNERS, L.P., a Delaware limited partnership

By: QUEEQUEG GP, LLC,
a Delaware limited liability company, its general partner

By: /s/ Jonathan Gallen Name: Jonathan Gallen Title: Managing Member

Address: 299 Park Avenue New York, NY 10171

SCHEDULE A

COMMERCIAL TORT CLAIMS

None

SCHEDULE B

Entity	Jurisdiction of Formation	Organization Identification Number

a21 Inc.	Texas	0151052800

Superstock, Inc.	Florida	P93000030720

SCHEDULE 3(c)

PERMITTED ENCUMBRANCES

UCC FINANCING STATEMENTS

Debtor	Secured Party	File No.	File Date	Collateral
Superstock, Inc.	Dell Financial Services, L.P.	200500557037	8/29/05
All computer equipment and peripherals (collectively “Equipment”), wherever located, heretofore or hereafter financed to Superstock, Inc. by creditor pursuant to that certain revolving credit account #6879450204005356666, dated August 22, 2005 (the “Account”) along with any additional financed amounts, modifications or supplements to the Account, and all substitutions, additions, accessions and replacements to the Equipment, now or hereafter installed in, affixed to, or used in, conjunction with the Equipment and the proceeds thereof together with all payments, insurance proceeds, other proceeds and payments due and to become due.

Superstock, Inc.	Dell Financial Services, L.P.	200500394022	8/9/05
All computer equipment and peripherals (collectively “Equipment”) wherever located heretofore or hereafter leased to Lessee by Lessor pursuant to that certain Equipment Lease #007606115-001, dated August 1, 2005, and/or any other Equipment leased pursuant to Leases that are in substantially the same form attached, including, without limitation, all substitutions, additions, accessions and replacements thereto, and thereof, now or hereafter installed in, affixed to, or used in, conjunction with the Equipment and proceeds thereof together with all rental or installment payments, insurance proceeds, other proceeds and payments due and to become due and arising from or relating to said Equipment.